Filed Pursuant to Rule 424(b)(5)

Registration No. 333-227741

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 19, 2018)

Integrated Media Technology Limited

708,000 Ordinary Shares

This prospectus supplement relates to the offer and sale of 708,000 ordinary shares ("Shares") of Integrated Media Technology Limited, an Australian corporation (the "Company", "our", "we" and "us").

Our ordinary shares are listed on The Nasdaq Capital Market ("Nasdaq") under the symbol "IMTE" and the Shares sold in this offering will trade on Nasdaq. The closing price of our ordinary shares on Nasdaq on March 22, 2021 was US$9.25 per share.

We have not employed any broker, dealer or underwriter in connection with the offer and sale of the Shares.

In accordance with General Instruction I.B.5 of Form F-3, we have sold 460,317 securities during the prior 12 calendar month period from the date of this prospectus supplement. Under this instruction, our aggregate market value of our ordinary shares held by non-affiliates is approximately US$30.0 million. In no event will we sell our ordinary shares in a primary public offering with a value exceeding one-third of our public float in any 12-calendar month period so long as our public float remains below US$75.0 million.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and under similar headings in any amendment to this prospectus supplement or in any filing with the Securities and Exchange Commission that is incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.50	$4,602,000
Expenses relating to the offering	$0.04	$25,000
Proceeds, before expenses, to us from this offering	$6.46	$4,577,000

We anticipate that delivery of the Shares will be made to purchasers on or about March 25, 2021.

We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements. See "Prospectus Supplement Summary - Emerging Growth Company."

The date of this prospectus supplement is March 23, 2021

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities that we may offer from time to time under our registration statement on Form F-3. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall prevail.

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading "Where You Can Find More Information," before purchasing any of the Shares. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering, you should refer to the registration statement, including the exhibits. You may access the registration statement, exhibits and other reports we file with the U.S. Securities and Exchange Commission (the "SEC") on the SEC's website.

The information in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Neither the delivery of this prospectus supplement nor the sale of any securities means that information contained in this prospectus supplement is correct after the date of this prospectus supplement or as of any other date. To the extent there is any conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

Persons outside the United States who may come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Shares and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated or the context implies otherwise:

•	"A$" or "Australian dollars" refers to the legal currency of Australia;

•	"IFRS" refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board, or IASB; and

•	"IMTE," "we," "us" or "our" refer to Integrated Media Technology Limited, an Australian corporation, and its subsidiaries.

All references to "$", "US$" and "U.S. dollar" in this prospectus supplement and the accompanying prospectus refer to United States dollars. Except as otherwise stated, all monetary amounts in this prospectus supplement and the accompanying prospectus are presented in United States dollars. Unless otherwise indicated, the consolidated financial statements and related notes included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus have been prepared in Australian dollars and in accordance with Australian Accounting Standards and also comply with IFRS, which differs in certain significant respects from Generally Accepted Accounting Principles in the United States. Our fiscal year ends on December 31 of each year. References to "fiscal 2019" means the 12-month period ended December 31, 2019 and other fiscal years are referred to in a corresponding manner.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

When used in this supplement prospectus, the accompanying prospectus, any free writing prospectus, or the documents incorporated by reference, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project," or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this supplement prospectus, accompanying prospectus, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and successfully commercialize our products;
•	our ability to successfully integrate our business operations with Sunup Holdings Limited, in which we recently acquired a majority interest;
•	our ability to effectively compete in our industry;
•	the strength of our brand;
•	our ability to operate as a going concern;
•	our ability to comply on the minimum shareholders' equity for Nasdaq's continued listing requirement;
•	the liquidity of our securities;
•	the potential of business acquisitions and the success of their integration within our business;
•	the success of our collaborations and alliances with third parties regarding the development and distributions of our products;
•	the timing of the initiation and completion of our research projects;
•	the potential impact on our business of the economic, political and social conditions of the People's Republic of China (the "PRC");
•	the potential impact on our business of the interpretation and/or application of the PRC laws;
•	the potential impact on our business by the Covid-19 pandemic;
•	expectations regarding expenses, ongoing losses, future revenue and capital needs;
•	our use of proceeds from any offering made pursuant to this prospectus;
•	the length of time over which we expect our cash and cash equivalents to be sufficient;
•	our intellectual property position, including our ability to defend our intellectual property rights, and the duration of our patent portfolio; and
•	other risks and uncertainties, including those listed under the caption "Risk Factors" in this prospectus supplement and the documents incorporated by reference, including our Annual Report on Form 20-F, as amended, and our other reports and filings we make with the SEC from time to time.

All forward-looking statements speak only as of the date of this supplement prospectus or, in the case of the accompanying prospectus, any free writing prospectus, or any document incorporated by reference, of that accompanying prospectus, free writing prospectus or document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read thoroughly this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this supplement prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under "Risk Factors", elsewhere in this supplement prospectus, the accompanying prospectus, any free writing prospectus and in filings incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our Shares discussed under the heading "Risk Factors" and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

Integrated Media Technology Limited is an Australian company engaged in the business of glasses-free 3D (also known as autostereoscopic 3D) display, the manufacture and sale of nano coated plates for air filters, the sale of electronic glass and IoT products, and credit risk analysis research.

The year 2019 was a challenging year for our AST business as our development of technologies was undercapitalized and much of our work plan was postponed or delayed until funding was secured. We also faced difficulties with our subcontractors to resolve the manufacturing process problems which further delayed sales. In early 2020, the COVID 19 pandemic hit China and then spread to the rest of the world, putting our business on hold for most of 2020 and possibly longer. The economic outlook for retail business is uncertain as the extent of the people's behavior change to stay at home more and rely on pick-up and delivery services. This will drastically affect our 3D advertising platform business.

The Company is diversifying its business by dedicating resources to the electronic glass and the nano coated plates businesses. These two businesses will not be affected by COVID 19 as much as the AST business, which is operating in the retail advertising markets, in an uncertain pandemic environment. In particular, the air filter product should not be affected as much as the AST business because, in a pandemic environment, we expect people to consider purchasing devices that cleanse the air. As to the switchable glass business, this sector concerns a commercial product that is less susceptible to short-term interruptions in a pandemic environment because it does not depend on travel.

In line with our renewed business strategy, in August 2020, we acquired 25.5% interests in Sunup Holdings Limited ("Sunup") from each of Nextglass Technologies Corp. and Teko International Limited for US$750,000 each. In total, we acquired 51% of Sunup for a total consideration of US$1,500,000, which was paid by the issuance of a total of 500,000 shares at a price of US$3.00 per share. Sunup is engaged in the manufacturing and sale of nano coating plates used in air filters. Sunup has set up its equipment and began commercial production in November 2020. At the time of the acquisition, Sunup was a non-operating company and its only assets were equipment.

Currently, the Company is focused on the marketing and distribution of AST products, the manufacture and sale of nano coated plates for air filters, and the sale of electronic glass. We believe these two new business operations in air filters and electronic glass will form the foundation of our future growth strategy.

Consistent with our current strategy to diversify and expand our business operations, on December 21, 2020, the Company entered into an agreement to acquire the majority interest in Greifenberg Capital Limited ("Greifenberg"), a company that seeks to analyse credit risk using Big Data and Artificial Intelligence, for a total subscription amount of US$1,200,000. This investment provides the Company with an opportunity to integrate its business operation with use of new data and Artificial Intelligence to foster growth in the new digital economy. We believe that strategically integrating our businesses with Artificial Intelligence and Big Data tools will enhance our business operations, especially in the advertising sector such as tracking or predicting trends in consumer behavior. See "Material Contracts" for more information.

Consistent with our current strategy to diversify and expand our business operations, on January 28, 2021 the Company entered into an agreement to acquire a 70% equity interest in Shenzhen Koala Wisdom Fire Engineering Co., Ltd., a company in the business of Internet of Things. Pursuant to the agreement, the vendors will enter into contracts for deployment of a IoT Detection System of not less than RMB200,000 within 60 days from the date of the agreement. IMTE will purchase the 70% equity interest in Shenzhen Koala for US$40,000 ("Initial Consideration") by the issuance of a total of 10,000 ordinary shares in the Company. In addition, the Company shall pay a deferred consideration of the Profits (as defined below) less the Initial Consideration. The deferred consideration would be paid by the issuance of ordinary shares in the Company (to a maximum number of shares not equal or exceeding 20% of the then issued shares of the Company) at a price equal to 85% of the prior 15 days VAWP of the Company's share price immediately prior to the date of the parties agreeing to the Profits and such date may not be later than March 31, 2022. Profits is defined as the profits before taxation of Shenzhen Koala for the period from the completion date to December 31, 2021 and excluding any relevant gross profits from uncollected sales receipts.

On February 5, 2021, CIMC Marketing Pty Limited, a wholly owned subsidiary of the Company, acquired 500 million shares representing approximately 15% or A$500,000 (approximately US$381,000) in Xped Limited ("Xped"), a company listed on the Australian Securities Exchange at the subscription price of A$0.001 per share. Xped is engaged in the business of selling professional healthcare technology equipment and solutions to healthcare facilities. Xped is focused on expanding into delivering assisted independent living technologies utilizing synergies with Xped's internet of Things (IoT) platform. Xped also intends to build on smart home and smart building solutions for a more efficient interactive environment for the occupants. Our investment provides a strategic investment into the technology and healthcare markets in Australia.

Corporate Information

Integrated Media Technology Limited was incorporated in Australia in 2008 and has been listed on Nasdaq since August 2017.

Our principal office is located at Suite 801, 8/F, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong. Our telephone number is +61 8 7324 6018. Our corporate email address is corporate@imtechltd.com. Our website address is www.imtechltd.com. Information on our website and the websites linked to it do not constitute part of this prospectus supplement or the registration statement to which this prospectus forms a part, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Emerging Growth Company

 We are an "emerging growth company", as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

 We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a "foreign private issuer" as defined under the Exchange Act. As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case, Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated herein by reference. See "Where You Can Find More Information" on page S-16.

THE OFFERING

Issuer	Integrated Media Technology Limited

Shares offered by us	708,000 ordinary shares

Share offering price	$6.50 per Share

Ordinary shares outstanding before this offering	7,159,183 ordinary shares

Ordinary shares outstanding immediately after, this offering	7,867,183 ordinary shares

Use of proceeds	We estimate that the net proceeds from this offering will be approximately US$4,577,000. We intend to use the net proceeds primarily for working capital and development of existing and new businesses, including financing potential acquisitions, and general corporate purposes. Pending these uses, we will deposit the net proceeds in bank accounts or invest the net proceeds in investment grade, interest-bearing instruments. See "Use of Proceeds".

Listing	Our ordinary shares are listed on Nasdaq under the symbol "IMTE".

Risk Factors	This investment involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

The number of ordinary shares to be outstanding immediately after this offering is based on 7,159,183 ordinary shares outstanding as of March 22, 2021, and assumes that there are no conversion of two outstanding convertible promissory notes of US$1,799,486 and US$1,650,000 at a conversion price of US$3.00 per share and US$3.25 per share respectively for a total of 1,107,520 shares issuable.

RISK FACTORS

Investment in the Shares involves significant risks. You should carefully consider the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC on June 16, 2020, and all other information contained in, or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus before you decide to invest in the Shares. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

In addition to the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC, please note the following:

Risks Related to the Offering

Our management has discretion as to the use of the net proceeds from this offering, and such use may not produce income or increase the market price of Shares.

We intend to use the net proceeds from this offering primarily for the development of existing and new businesses, including potentially financing acquisitions, and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds from this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our ordinary share price. Moreover, the failure by our management to apply these funds effectively could harm our business. See "Use of Proceeds" on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

The integration of Sunup with our business operations may be unsuccessful

In September 2020, we acquired 51% of Sunup Holdings Limited ("Sunup") for a total consideration of US$1,500,000. The profitability of this acquisition depends on our ability to successfully develop and integrate Sunup's business operations with our existing operations. As Sunup has only recently commenced commercial operations, there are uncertainties as to whether its business will be successfully developed and integrated into our existing business.

Future sales of our ordinary shares, or the perception that such sales may occur, could depress the price of our ordinary shares.

After completion of this offering, all of our ordinary shares outstanding, including the Shares that we are selling in this offering, may be resold in public markets immediately.

The per share market price of our ordinary shares could drop significantly if the holder of these ordinary shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our ordinary shares or other securities.

If we make one or more significant acquisitions in which the consideration includes ordinary shares or other securities, our shareholders' holdings may be significantly diluted. In addition, shareholders' holdings may also be diluted if we enter into arrangements with third parties permitting us to issue ordinary shares in lieu of certain cash payments.

We do not intend to pay any dividends on our ordinary shares at this time.

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends on our ordinary shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our ordinary shares in the foreseeable future. As a result, any gain you will realize on our ordinary shares will result solely from the appreciation of such shares.

If we do not maintain compliance with the Nasdaq continued listing requirements, our securities will be subject to delisting

On June 19, 2020, the Company received a letter from the Listing Qualifications Staff (the "Staff") of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it no longer complied with Nasdaq Listing Rule 5550(b)(1) due to the Company's failure to maintain a minimum of US$2,500,000 in Stockholders' Equity (or meet the alternatives of market value of listed securities of US$35 million or US$500,000 in net income from continuing operations). On September 28, 2020, the Company announced that it believed that it was compliant as its Shareholders' Equity was approximately US$4.5 million. The Company subsequently received a letter from Nasdaq stating that the Staff had determined that the Company complies with the rule. However, the letter further stated that, if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting. In such event, the Staff will provide written notification to the Company, which will have an opportunity to appeal any such determination to a Hearings Panel. There are no assurances that our Shareholders' Equity will continue to be in compliance with the Nasdaq Listing Rule 5550(b)(1) of maintaining a minimum of US$2,500,000 in stockholders' equity or meet the alternatives of market value of listed securities of US$35 million or US$500,000 in net income from continuing operations. If the Company is in non-compliance of this requirement, then the Company could be subject to delisting.

In the event that our ordinary shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our ordinary shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate "penny stock" that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. "Penny stocks" generally are equity securities with a price of less than US$5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our ordinary shares have in the past constituted, and may again in the future constitute, "penny stock" within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our ordinary shares, which could severely limit the market liquidity of such ordinary shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of US$1,000,000 or an annual income exceeding US$200,000, or US$300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the "penny stock" regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a "penny stock", a disclosure schedule prepared in accordance with SEC standards relating to the "penny stock" market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the "penny stock" held in a customer's account and information with respect to the limited market in "penny stocks".

Shareholders should be aware that, according to the SEC, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We may issue additional securities in the future, which may result in dilution to our shareholders.

As of March 2, 2021 we have 7,159,183 ordinary shares issued and outstanding, which does not include the number of shares to be issued under previously issued and outstanding convertible promissory notes. As of March 2, 2021, we have two outstanding convertible promissory notes of US$1,799,486 and US$1,650,000 at a conversion price of US$3.00 per share and US$3.25 per share respectively for a total of 1,107,520 shares issuable (the "Convertible Notes"). Under the terms of these Convertible Notes, there are adjustments to the conversion price if the Company issues shares below certain prices. In particular, if the Company issues shares below US$2.50 then the total shares issuable under the two Convertible Notes is 1,379,794. If the Company issues shares below US$1.50 then the total shares issuable under the two Convertible Notes is 2,299,657. In these cases, to the extent that the conversion rights are exercised by the noteholders, additional ordinary shares will be issued which will dilute our shareholders. In addition, subject to shareholder approval, we have two other convertible debt agreements to directors and officers of the Company to issue up to 401,939 shares in the Company at a price of US$3.61 for a total debts of US$1,451,000.

In addition, to the extent that we conduct additional equity offerings, additional ordinary shares will be issued, which may result in dilution to our current shareholders. Sales of substantial numbers of such shares in the public market would also result in further dilution to our shareholders and could adversely affect the market price of our ordinary shares.

Only a limited market exists for our ordinary shares which could lead to price volatility.

Our ordinary shares trade on Nasdaq. However, trading volumes for our ordinary shares have been historically low and volatile. The limited trading market for our ordinary shares may cause fluctuations in the market value of our ordinary shares to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market for our ordinary shares.

Issuances of ordinary shares may have a dilutive effect on your percentage ownership and may result in a dilution of your voting power and an increase in the number of ordinary shares eligible for future resale in the public market, which may negatively impact the trading price of our ordinary shares.

The offering price of our ordinary shares will be substantially higher than the pro forma net tangible book value per share of our ordinary shares outstanding immediately following the completion of this offering. Therefore, if you purchase ordinary shares in this offering at a public offering price of US$6.50 per share, you will experience immediate dilution of US$6.58 per share, the difference between the price per share you pay for our ordinary shares and our pro forma net tangible book value per share as of June 30, 2020, after giving effect to the issuance of ordinary shares in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased our ordinary shares.

In addition, the conversion of some or all of our outstanding convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

In addition to the dilutive effects described above, the conversion of such securities would increase the number of our ordinary shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares. Substantial dilution and/or a substantial increase in the number of our ordinary shares available for future resale may negatively impact the trading price of our ordinary shares.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our ordinary shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure, may require the granting of rights, preferences or privileges senior to, or pari passu with, those holders of our ordinary shares. Any issuances by us of equity securities may be at or below the prevailing market price of our ordinary shares and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our ordinary shares to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our ordinary shares. The holders of any securities or instruments we may issue may have rights superior to the rights of our shareholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over our shareholders, it may negatively impact the trading price of our ordinary shares and you may lose all or part of your investment.

The recurrence of the coronavirus disease COVID-19, or similar adverse public health developments in China, may materially and adversely affect our business and operating results.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets globally. The outbreak of COVID-19 in China and Hong Kong has resulted in increased travel restrictions, border control, and shutdown of businesses, which may cause slower recovery of the China and Hong Kong economies. We may be adversely impacted from quarantines and market downturns related to pandemic fears and impact on our workforce if the virus continues to spread. COVID-19 affects our workforce and supplier's workforce, and as a result we are experiencing a slow resumption of operations and may experience delays or the inability to deliver goods on a timely basis. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which COVID-19 impacts our results are highly uncertain and will include emerging information concerning the severity of COVID-19 and the actions taken by governments at various levels and private businesses to attempt to contain the virus. Wider-spread COVID-19 in China and globally could prolong the deterioration in economic conditions and could cause decreases in demand and reduce and/or negatively impact our ability to grow our revenues. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations. Although the Company is taking measures to mitigate the effect as much as possible, there is no assurance that the steps will be sufficient. In most respects it is too early in the pandemic to be able to quantify all the ramifications.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$4,577,000, after deducting the estimated offering costs payable by us.

We currently intend to use the net proceeds from this offering primarily for working capital and development of existing and new businesses, including financing potential acquisitions, and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we will deposit the net proceeds in bank accounts or invest the net proceeds in investment grade, interest-bearing instruments.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividend on our ordinary shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization:

•	on an actual basis as of June 30, 2020;
•	on an adjusted basis to give effect to the sale of 450,000 shares in the amount of US$1,350,000 by private placement on September 8, 2020;
•	on an adjusted basis to give effect to the issuance of 4,471 shares in the amount of US$17,000 to the provision of IT development on September 15, 2020;
•	on an adjusted basis to give effect to the issuance of 500,000 shares in the amount of US$1,500,000 to purchase a total of 51% interests in Sunup Holdings Limited on September 20, 2020;
•	on an adjusted basis to give effect to the aggregate of first issuance of the 700,000 shares in the amount of US$2,100,000 on July 20, 2020 and second issuance of 241,667 shares in the amount of US$725,000 by conversion of a convertible promissory note on October 6, 2020;
•	on an adjusted basis to give effect to the issuance of 46,741 shares in the amount of US$126,000 for the settlement of interest on a convertible promissory note on October 6, 2020;
•	on an adjusted basis to give effect of the issuance of 600,000 ordinary shares on December 2, 2020, and the application of the proceeds of US$1,800,000 (A$2,623,000) from the sale of those shares;
•	on an adjusted basis to give effect of the issuance of convertible promissory note issued on December 21, 2020 in the amount of US$1,650,000 (A$2,180,000);
•	on an adjusted basis to give effect of the issuance of 307,692 ordinary shares on December 21, 2020 and the application of the proceeds of US$1,000,000 (A$1,457,000) from the sale of those shares;
•	on an adjusted basis to give effect of the issuance of 17,744 ordinary shares in the amount of US$64,100 (A$84,000) to the performance remuneration on February 2, 2021;
•	on an adjusted basis to give effect of the issuance of 2,768 ordinary shares in the amount of US$10,000 (A$13,000) with respect to the provision of accounting and administrative services on February 5, 2021;
•	on an adjusted basis to give effect of the issuance of 625,000 ordinary shares on February 22, 2021, and the application of the proceeds of US$2,500,000 (A$3,289,000) from the sale of those shares;
•	on an adjusted basis to give effect of the issuance of 573,350 ordinary shares to be issued on or about March 26, 2021, and the application of the proceeds of US$2,293,400 (A$2,942,000) from the sale of those shares(1); and
•	on an adjusted basis to give effect of the issuance of 708,000 ordinary shares to be issued on or about March 25, 2021, and the application of the proceeds of US$4,602,000 (A$5,977,000) from the sale of those shares.

	As of June 30, 2020
	Actual	As Adjusted
	A$'000	A$'000

Cash and cash equivalents	139	18,157

Convertible promissory note due Jan 2022	2,744	2,747
Convertible promissory note due Dec 2022	-	2,180
Other borrowings(2)	4,118	215
	6,862	5,142
Share capital	20,310	44,630
Foreign currency translation reserves	861	861
Other reserves	2,704	2,704
Accumulated losses	(28,724)	(28,936)
Total equity (deficit)	(4,849)	19,259
Total capitalization	2,013	24,401

Note:

1. On March 4, 2021, the Company entered into subscription agreements in a private placement with twelve investors outside the United States to subscribe a total of 573,350 shares in the Company at a price of US$4.00 per share for total proceeds of US$2,293,400. We would use the proceeds to build out manufacturing infrastructure and working capital.

2. Subject to shareholder approval, we will have two other convertible debt agreements with directors and officers of the Company to issue up to 401,939 shares in the Company at a price of US$3.61 for a total debt of US$1,451,000.

DILUTION

We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of Shares and Restricted Shares in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after giving effect to this offering.

After giving effect to the sale by us of 708,000 Shares offered pursuant to this prospectus supplement at a public offering price of US$6.50 per Share, our net tangible book value, after deducting estimated offering expenses, at June 30, 2020 would have been A$495,901, or a deficit of A$(0.11) per ordinary share (a deficit of US$(0.08) per share) based on our ordinary shares outstanding at June 30, 2020, assuming no exercise of any other outstanding convertible securities. This represents an immediate increase in net tangible book value of A$1.86 per ordinary share (US$1.28 per share) to the then existing shareholders and an immediate decrease of US$6.58 per ordinary share to new investor.

(1): Based on exchange rate of A$1.00 = US$0.6863 as at June 30, 2020.

	US$	US$
Public offering price per ordinary share		6.50
Net tangible book deficit value per as of June 30, 2020	(1.36)
Increase per ordinary share attributable to existing shareholders	1.28
Pro forma net tangible deficit book value per ordinary share:		(0.08)

Dilution per ordinary share to new investor in this offering		6.58

The foregoing table and discussion is based on 3,663,100 ordinary shares outstanding as of June 30, 2020, and excludes two outstanding convertible promissory notes of US$1,799,486 and US$1,650,000 at a conversion price of US$3.00 per share and US$3.25 per share respectively for a total of 1,107,520 shares issuable.

PLAN OF DISTRIBUTION

We have agreed to sell the Shares to Ionic Ventures, LLC (the "Investor"), an accredited investor, under a securities purchase agreement entered into between us and the Investor (the "Purchase Agreement") at the offering price stated on the cover page of this prospectus supplement. We currently anticipate that the closing of the sale of the Shares will take place on or about March 25, 2021. The Investor will also be informed of the date and manner in which it must transmit the purchase price for the Shares. The closing of the purchase and sale of the Shares is subject to customary closing conditions.

We negotiated the offering price for the Shares in this offering with the Investor. The factors considered in determining the price of the Shares included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

Pursuant to the Purchase Agreement, the Company may not, subject to certain exceptions, on or before April 5, 2021, issue or enter into any agreement, other than with the Investor, to issue any ordinary shares (or securities convertible into ordinary shares) with registration rights or involving a drawdown 'off the shelf'; provided, however, during this period, the Company may issue unregistered ordinary shares in a private placement without registration rights provided that the issuance price is above US$6.50.

The foregoing does not purport to be a complete statement of the terms and conditions of the Purchase Agreement. The form of the Purchase Agreement will be included as exhibits to a Form 6-K that we will file with the SEC in connection with this offering and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See "Where You Can Find More Information" and "Information Incorporated by Reference" below on page S-15.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Ordinary Shares

In this offering, we are offering 708,000 Shares.

The material terms and provisions of our ordinary shares are described under the caption "Description of Share Capital" beginning on page 11 of the accompanying prospectus

LEGAL MATTERS

The validity of the Shares to be issued in the offering under this prospectus supplement will be passed upon by our Australian and U.S. counsel, Rimôn Law.

EXPERTS

The audited financial statements included in the Annual Report on Form 20-F for the year ended December 31, 2019 and unaudited financial statements included in the Interim Report for the six months ended June 30, 2020 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Ramirez Jimenez International CPAs, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting. The offices of Ramirez Jimenez International CPAs are located at 18012 Sky Park Circle, Suite 200, Irvine, CA 92614.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus supplement and the accompanying prospectus and you should read that information carefully. Certain information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they are a part the following documents, including any amendments to such filings:

•	the information contained in exhibits 99.1 and 99.2 to our Form 6-K, furnished to the SEC on March 23, 2021;

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on June 16, 2020;

•	our Interim Report furnished on Form 6-K to the SEC on November 20, 2020, relating to our six months ended June 30, 2020;;

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus supplement;

•	our Registration Statement on Form 8-A, filed with the SEC on July 21, 2017, including any amendments or reports filed for the purpose of updating the description of our ordinary shares therein; and

•

any other report on Form 6-K submitted to the SEC after the date of this prospectus supplement and prior to the termination of this offering, but only to the extent that such report expressly states that we incorporate such report by reference into this prospectus supplement and the accompanying prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus supplement and the accompanying prospectus. You should rely only on the information provided by and incorporated by reference to this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus are delivered a copy of any or all of the documents that are incorporated by reference to this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings by contacting us at Integrated Media Technology Limited, Level 7, 420 King William Street, Adelaide, SA 5000, Australia; Attention: Company Secretary; telephone +61 8 7324 6018.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. We also have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the Securities that may be offered by this prospectus supplement and the accompany prospectus. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits. As this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits for further information with respect to us and our securities. All information that we file with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's Public Reference Room.

Our Annual Report on Form 20-F for fiscal 2019 has been filed with the SEC and an Annual Report on Form 20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and also from Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference in the accompanying prospectus, or incorporated by reference in this prospectus supplement, are to be deemed incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they are a part. No information available on or through our website, or any other website, shall be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Integrated Media Technology Limited

US$75,000,000

Ordinary Shares

Preference Shares

Warrants

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the ordinary shares, the preference shares and the warrants as the "Securities". This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ordinary shares are listed on The NASDAQ Capital Market, or "NASDAQ", under the symbol "IMTE".

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates ("public float") is less than US$75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of the public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately US$8.9 million as of October 8, 2018.

Investing in the Securities involves risks. See "Risk Factors" beginning on page 7 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2018.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to US$75,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this and other information is included under the heading "Where You Can Find Additional Information."

Unless otherwise indicated or the context implies otherwise:

•	"we", "us", "our", or "IMTE" refers to Integrated Media Technology Limited and its subsidiaries, unless the context requires otherwise;
•	"ordinary shares" refers to our ordinary shares;
•	"preference shares" refers to our preference shares to be issued under this registration statement; and
•	"warrants" refers to our warrants to be issued under this registration statement.

Unless otherwise noted, all other financial and other data related to IMTE in this prospectus is presented in Australian dollars. All references to "A$" in this prospectus mean Australian dollars. All references to "$" or "US$" in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is December 31. References to a particular "fiscal year" are to our fiscal year ended December 31 of that calendar year.

Solely for convenience, trademarks and trade names referred to in this prospectus appear without the "®" or "™" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project," or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and successfully commercialize our products;
•	our ability to effectively compete in our industry;
•	the strength of our brand;
•	our ability to operate as a going concern;
•	the liquidity of our securities;
•	the potential of business acquisitions and the success of their integration within our business;
•	the success of our collaborations and alliances with third parties regarding the development and distributions of our products;
•	the timing of the initiation and completion of our research projects;
•	the potential impact on our business of the economic, political and social conditions of the People's Republic of China (the "PRC");
•	the potential impact on our business of the interpretation and/or application of the PRC laws;
•	expectations regarding expenses, ongoing losses, future revenue and capital needs;
•	our use of proceeds from any offering made pursuant to this prospectus;
•	the length of time over which we expect our cash and cash equivalents to be sufficient; and
•	our intellectual property position, including our ability to defend our intellectual property rights, and the duration of our patent portfolio.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under "Risk Factors", elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

IMTE is engaged in the investment, development, and commercialization of visual technology with a focus on glasses-free 3D (also known as autostereoscopic 3D) display technology. Through its subsidiary, Marvel Digital Limited ("Marvel Digital"), IMTE designs and sells glasses-free 3D products for the industrial market. These products include glasses-free 3D digital signage and video wall, 3D conversion equipment, and software for the film/video production industry. For the consumer market, IMTE through its subsidiary, GOXD Technology Ltd., offers glasses-free 3D digital photo frame on a cloud-base platform connecting users worldwide.

Recent developments

ASX delisting

On April 12, 2018, IMTE announced that it would apply to delist from the ASX. In our view, the administrative, financial and compliance costs associated with its ASX listing outweighed the benefits to its shareholders. We also announced that it intended to have its ordinary shares listed only on the NASDAQ.

On June 15, 2018, IMTE was delisted from the ASX.

Collaboration with Ai Holdings Corporation

In August 2018, IMTE announced that its subsidiary GOXD Technology Limited ("GOXD") had entered into a distribution agreement with Ai Holdings Corporation ("AiHD"). AiHD is a company that manufactures and sells equipment for the media industry. Under this agreement, GOXD granted AiHD the right as exclusive commercial partner in Japan until December 31, 2019. AiHD also agreed to spend at least US$1 million for marketing and customer care in Japan to advance GOXD marketing strategies. Moreover, GOXD and AiHD committed to collaborate on projects to develop artificial intelligence technology.

Corporate information

Integrated Media Technology Limited was incorporated in Australia in 2008.

Our principal office is located at 7/F, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong. Our corporate email address is corporate@imtechltd.com. Our website address is www.imtechltd.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part.

RISK FACTORS

Investment in the Securities involves significant risks. You should carefully consider the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

In addition to the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, as filed with the SEC, please note the following:

Failure to obtain capital when needed may negatively impact our ability to continue as a going concern.

As of June 30, 2018, our cash and cash equivalents were A$758,117 net of bank overdrafts. We may need to seek additional funds by April 30, 2019, through public or private equity or debt financings, government grants or other third-party funding, strategic alliances or a combination of these approaches, to repay A$12.4 million to our parent company, Marvel Finance Limited ("Marvel Finance").

Any additional fundraising efforts may divert our management from their day-to-day activities, which may compromise the efficient and profitable development of our business operations. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our ordinary shares to decline. If we incur indebtedness we may be required to agree to restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could compromise our ability to conduct our business.

Moreover, our liquidity and our ability to continue as a going concern is dependent upon achieving further operating efficiencies, reducing expenditures, attaining favorable gross margins, generating cash from our trade receivables and, ultimately, generating greater sales and profitable operations. There are no assurances that we will be successful in our efforts to maintain a sufficient cash balance, or report profitable operations in the future. If we are unable to be profitable or to obtain funding on a timely basis or on acceptable terms, we may be required to significantly curtail, delay or discontinue our business operations. Any such inability to continue as a going concern may result in our shareholders losing the value of their investment.

Our goodwill and intangible assets may become impaired, which could result in a significant charge to earnings.

We hold significant amounts of goodwill and intangible assets, and the balances of these assets could increase in the future if we acquire other businesses. On June 30, 2018, the balance of our goodwill and intangible assets was A$22.4 million. We review our goodwill and intangible assets for impairment when events or changes in circumstances indicate the carrying value of such goodwill and intangible assets may not be recoverable. In addition, we test goodwill and our intangible assets for impairment annually. Factors that may be considered a change in circumstances, indicating that their carrying value may not be recoverable, include, but are not limited to, a sustained decline in stock price and market capitalization, significant negative variances between actual and expected financial results, reduced future cash flow estimates, adverse changes in legal factors, failure to realize anticipated synergies from acquisitions, and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill and intangible assets is determined to exist, negatively impacting our results of operations. If our market capitalization was to fall below the book value of our total stockholders' equity for a sustained period, we may conclude that the fair value of our goodwill or intangible assets is materially impaired and that could adversely impact our financial results.

The loss of major customers may adversely impact our business

We are subject to customer concentration risk as a result of our reliance on a relatively small number of customers for a significant portion of our revenues. For the year ended December 31, 2017, sales to our major five customers constituted 68% of our total revenue compared to 86% for the year ended December 31, 2016. Even though we are not dependent on any one major customer, the loss of one or several of them and our inability to offset any potential reduction in revenue with purchases by new or existing customers could adversely impact our business.

Our major shareholder, Marvel Finance, and its sole shareholder Dr. Herbert Ying Chiu Lee, may have conflicts of interest with us in the future

As of September 30, 2018, Marvel Finance, and its sole shareholder Dr. Herbert Ying Chiu Lee, owned approximately 55.94% of the outstanding ordinary shares of IMTE. As a majority shareholder, Marvel Finance is entitled to vote its shares according to its own interests, which may differ from or conflict with the interests of our other shareholders, and has the ability to control our business operations. For example, for the year ended December 31, 2017, IMTE received A$2,070,866 sales revenue from, and entered into other transactions with, related parties. All these transactions were completed on market terms.

We cannot anticipate in what form such conflicting interests may arise, but they may include, for instance, divergent views on whether we should engage in certain corporate transactions, effectuate a change of control, or enter into mergers, takeovers, or other business combinations. For example, we are expected to repay A$12.4 million to Marvel Finance from April 30, 2019, in connection with the acquisition of Marvel Digital. In addition, Marvel Finance and Dr. Herbert Ying Chiu Lee's significant concentration of share ownership may adversely affect the market value of our ordinary shares due to investors' perception that conflicts of interest may exist or arise.

The exercise of E-Tech Electronics' put option may adversely impact our ability to operate as a going concern

Under the Put Option Deed between E-Tech Electronics and IMTE signed on January 3, 2018, subject to certain conditions, E-Tech Electronic may exercise its put option right to require IMTE to purchase shares in Marvel Digital acquired by E-Tech Electronics upon conversion of the convertible bonds issued to it by Marvel Digital. As a result, IMTE may be obligated to use its cash reserves to purchase shares in Marvel Digital from E-Tech Electronics to comply with the terms of the Put Option Deed.

If E-Tech Electronics exercises its put option right in full, IMTE will be obligated to pay approximately A$3.8 million in cash to E-Tech Electronics. If the put option is exercised, IMTE may not have sufficient cash reserves to continue as a going concern. In such an instance, IMTE may need, or could elect to seek, additional funding through public or private equity or debt financing, which it may or may not be able to obtain.  Even if IMTE is able to obtain additional funding through equity financing, for instance, our existing shareholders could then face possible dilution of their interests or, in the case of debt financing, subordination of their rights to new financiers.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the Securities for general corporate purposes and to advance our commercial operations. We may also use a portion of the net proceeds towards the possible acquisition of, or investment in, complementary technologies and businesses. Proceeds may also be used at our discretion for specific purposes described in any prospectus supplement. Pending these uses, we intend to invest the net proceeds primarily in bank deposits.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

PRICE HISTORY OF ORDINARY SHARES

NASDAQ Capital Market

Our ordinary shares have been trading normally on The NASDAQ Capital Market under the symbol "IMTE" since August 2017. The following table sets forth the high and low market prices for our ordinary shares for the periods indicated as reported on The NASDAQ Capital Market. All prices are in U.S. dollars.

	$ High	$ Low
Ordinary Shares
Fiscal year ended
December 31, 2017	$10.00	$5.60
Fiscal year ended December 31, 2017
Third quarter (ended September 30, 2017)	$8.03	$6.00
Fourth quarter (ended December 31, 2017)	$10.00	$5.60
Fiscal year ending December 31, 2018
First quarter (ended March 31, 2018)	$6.25	$3.19
Second quarter (ended June 30, 2018)	$44.00	$1.85
Third quarter (ended September 31, 2018)	$18.04	$8.38
Recent months
April 2018	$3.22	$1.85
May 2018	$44.00	$2.29
June 2018	$20.77	$14.12
July 2018	$18.04	$9.74
August 2018	$14.00	$10.12
September 2018	$11.98	$8.38

DESCRIPTION OF SHARE CAPITAL

General

IMTE is a public corporation registered under the Australian Corporations Act. Our corporate affairs are principally governed by our Constitution and the Corporations Act. Our ordinary shares trade on The NASDAQ Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company's charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

On May 2, 2017, we effected a 30-for-1 consolidation of our ordinary shares. As a result, every thirty shares of our issued and outstanding ordinary shares was consolidated into one ordinary share. As of December 31, 2017, we had 2,643,611 (79,301,852 before the consolidation) ordinary shares outstanding but no outstanding options.

Since January 1, 2015, the following changes have been made to our ordinary share capital (without giving effect to the share consolidation):

1.	In February 2015, we issued 307,954 (10,266 post consolidation) shares at A$0.20 per share to acquire 100% equity interests in Conco International Co., Ltd.
2.	In September 2015, we issued 26,081,065 (869,369 post consolidation) new ordinary shares to Marvel Finance Limited at a price of A$0.20 per share to acquire 100% equity interests in Marvel Digital;
3.	In July 2018, we issued 25,275 ordinary shares at a subscription price of US$14.45 to Upper House Limited ("Upper House") in payment of Upper House consulting and investing relation services provided to our subsidiary Marvel Digital.

In addition, we issued the following ordinary shares upon exercise of options by our employees and Directors over the past three fiscal years:

•	no ordinary shares in fiscal 2017;
•	no ordinary shares in fiscal 2016; and
•	no ordinary shares in fiscal 2015.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of IMTE. Our Constitution is subject to the terms of the Corporations Act. Under the Corporations Act, a constitution may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

Interested Directors

Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, the constitution provides that a director may vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest. However, that director may execute or otherwise act in respect of that contract or arrangement on behalf of IMTE notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors at a board meeting to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest. In addition, the Corporations Act require shareholder approval of certain benefits to or transactions with our directors, subject to exceptions.

Directors' compensation

Our directors are remunerated for their services as directors as determined by the Board of Directors by resolution. The remuneration of a Managing Director or an Executive Director may be determined by the directors and may be in the form of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

Pursuant to our Constitution, any director who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid a remuneration which is in addition to, or in substitution of, the remuneration received as director.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for reasonable travel accommodation and other expenses incurred by the directors in attending general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing powers exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution, a director must retire from office no later than the end of the third year following his or her appointment or at the third annual general meeting following his or her appointment, whichever is longer. This requirement does not apply to the Managing Director. A person elected as a casual director by the board must retire at the next general meeting, but may seek election as a director at that meeting. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and restrictions

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred or other class of shares with special rights, whether in relation to dividends, voting, return of share capital or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend rights

Our board of directors may from time to time determine to pay dividends to shareholders. Unclaimed dividends may be invested by our directors as they think fit for the benefit of IMTE until claimed or otherwise disposed of in accordance with our Constitution.

Voting rights

Under our Constitution, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Right to share in our profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders, subject to the requirement under the Corporations Act for the board to be satisfied that IMTE's entire financial position will permit it to pay the proposed dividend without causing the company to be unable to pay its debt as they fall due.

Rights to share in the surplus in the event of liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No redemption provision for ordinary shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or cancellation of share rights

Given that the constitution does not set out the procedure for varying or cancelling the rights attached to shares in a class of shares, the Corporations Act provides that those rights may only be varied or cancelled by:

•	a special resolution passed by members holding shares in the class; or
•	the written consent of members with at least 75% of the votes in the class.

Directors may make calls for any amounts on unpaid shares

Our Constitution provides that our directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder (other than monies payable at fixed times under the conditions of allotment); make a call payable by installments or revoke or postpone a call.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. The Corporations Act permits a shareholder with at least 5% of votes to call a meeting of shareholders and to put forward shareholder resolutions. The Corporations Act also requires the directors to call and arrange to hold a general meeting of shareholders on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

Acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions:

•	by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and
•	by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the target is less than A$1,134 million, unless the company operates in certain sensitive industries. Exemptions do not apply to investments by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person's shares or interest in shares in that Australian company.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us once it, together with its associates, acquires a 5% interest in our ordinary shares, at which point the shareholder will be considered to be a "substantial" shareholder. Further, once a shareholder owns a 5% interest in us, such shareholder must notify us of any increase or decrease of 1% or more in its holding of our ordinary shares, and must also notify us on its ceasing to be a "substantial" shareholder. As we are now a U.S. public company, our shareholders are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as IMTE, are regulated by the Corporations Act, which prohibits the acquisition of a "relevant interest" in issued voting shares in a public company if the acquisition will lead to that person's or someone else's "voting power" (being the person's relevant interests plus those of its associates) in IMTE's issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

•	is the holder of the securities;
•	has power to exercise, or control the exercise of, a right to vote attached to the securities; or
•	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

•	has entered or enters into an agreement with another person with respect to the securities;
•	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);
•	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or
•	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

•	when the acquisition results from the acceptance of an offer under a formal takeover bid;
•	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;
•	when shareholders of IMTE approve the takeover by resolution passed at general meeting;
•	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in IMTE of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in IMTE more than three percentage points higher than they had six months before the acquisition;
•	when the acquisition results from the issue of securities under a pro rata rights issue;
•	when the acquisition results from the issue of securities under dividend reinvestment schemes;
•	when the acquisition results from the issue of securities under underwriting arrangements;

when the acquisition results from the issue of securities through operation of law;

•	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
•	an acquisition arising from an auction of forfeited shares conducted on-market; or
•	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission, or ASIC, and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any shareholder has the right to seek a copy of the constitution and the register of members from the company. Shareholders do not have any right to inspect corporate records except as permitted by law, or authorized by the Directors. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF PREFERENCE SHARES

Subject to any limitations under the listing rules of NASDAQ, our board of directors may issue preference shares with any preferential rights, privileges or conditions. The rights and restrictions attaching to any preference shares issued by IMTE must be set out in our Constitution or in a special resolution of shareholders. Our Constitution does not limit the amount of preference shares that we may issue.

We do not have any preference shares outstanding as of the date of this prospectus. In the future we may issue preference shares that could be converted into ordinary shares. A prospectus supplement will contain and describe the material terms of any preference shares that we offer to the public in the United States, along with any material U.S. federal or Australian income tax considerations relating to the offer of such preference shares.

The Corporations Act places certain limitations on payment of dividends, including preferred dividends. In particular, dividends cannot be paid out of capital. A right to receive dividends on a preference share may be expressed to be cumulative where it cannot be paid due to legal limitations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

•	the designation, amount and terms of the securities purchasable on exercise of the warrants;
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;
•	any material U.S. federal or Australian income tax consequences;
•	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;
•	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;
•	any information with respect to book-entry procedures;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions of the warrants; and
•	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

•	to or through underwriters;
•	to or through dealers;
•	to our shareholders under a rights entitlement offering;
•	through agents; or
•	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

•	the type of Securities to be offered;
•	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;
•	the purchase price of the offered Securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;
•	the initial offering price;
•	any discounts or concessions allowed or re-allowed to be paid to dealers; and
•	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	US$	9,090
Legal fees and expenses		35,000
Accounting fees and expenses		10,000
Printing expenses		5,000
Other miscellaneous fees and expenses		2,000

Total		US$ 61,090

LEGAL MATTERS

The validity of the Securities and certain other legal matters will be passed upon for us by Baker & McKenzie, our Australian and U.S. counsel.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of HKCMCPA Company Limited, independent registered public accountants, with registered address at 15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong, which is included as exhibit to this registration statement upon the authority and consent of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or
•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

The disclosure in this section is not based on the opinion of counsel.

We have appointed C T Corporation System as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 (filed on April 2, 2018), as amended;
•	the description of our ordinary shares that is contained in Item 10 "Additional Information" in our registration statement on Form 20-F filed with the SEC on February 24, 2017, as amended;
•	any annual report on Form 20-F filed with the SEC after the date of this prospectus;
•	our Current Report on Form 6-K, furnished to the SEC on September 26, 2018, relating to our half yearly report for the half year ended June 30, 2018;
•	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and
•	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Integrated Media Technology Limited, Level 7, 420 King William Street, Adelaide, SA, 5000, Australia, Attention Company Secretary, telephone +61 8 7324 6018.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934 as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending December 31, 2017, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of IMTE, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.